Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of China Fuhua New Material Holdings, Inc., a Delaware corporation (the “Company”), on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “Report”), Ming Xu, President and Secretary of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 9, 2009

/s/ Ming Xu
Ming Xu
President And Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)

[A signed original of this written statement required by Section 906 has been provided to China Fuhua New Material Holdings, Inc. and will be retained by China Fuhua New Material Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]